UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
________________

AIR INDUSTRIES GROUP, INC.
 (Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	20-4458244 (I.R.S. Employer Identification No.)

1479 North Clinton Avenue
Bay Shore, New York (Address of Principal Executive Offices)	11706 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001	NYSE MKT LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:  Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Item 1.      Description of Registrant’s Securities to be Registered.

A description of the common stock, par value $0.001 (the “Common Stock”), of Air Industries Group, Inc., a Delaware corporation (the “Registrant”), to be registered hereunder is set forth under Item 11. Description of Registrant’s Securities to be Registered in the Registrant’s Registration Statement on Form 10 (File No. 000-29245), initially filed with the Securities and Exchange Commission (the “Commission”) on October 2, 2012, as subsequently amended (the “Form 10”), and is incorporated herein by reference.

Item 2.     Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the NYSE MKT LLC and the securities registered hereunder are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AIR INDUSTRIES GROUP, INC.

Date: May 14, 2013	By:	/ s/ Peter D. Rettaliata
Peter D. Rettaliata
		:	Chief Executive Officer